Exhibit 99.(d)(3)(b)

SCHEDULE A

(as of April 30, 2026)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
Invesco Aerospace & Defense ETF	0.60	8/31/28
Invesco AI and Next Gen Software ETF	0.60	8/31/28
Invesco Biotechnology & Genome ETF	0.60	8/31/28
Invesco Building & Construction ETF	0.60	8/31/28
Invesco BuyBack Achievers™ ETF	0.60	8/31/28
Invesco Dividend Achievers™ ETF	0.50	8/31/28
Invesco Dorsey Wright Basic Materials Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Consumer Cyclicals Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Consumer Staples Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Energy Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Financial Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Healthcare Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Industrials Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Technology Momentum ETF	0.60	8/31/28
Invesco Dorsey Wright Utilities Momentum ETF	0.60	8/31/28
Invesco Energy Exploration & Production ETF	0.60	8/31/28
Invesco Financial Preferred ETF	0.60	8/31/28
Invesco Food & Beverage ETF	0.60	8/31/28
Invesco Global Listed Private Equity ETF	0.60	8/31/28
Invesco Golden Dragon China ETF	0.60	8/31/28
Invesco High Yield Equity Dividend Achievers™ ETF	0.50	8/31/28
Invesco International Dividend Achievers™ ETF	0.50	8/31/28
Invesco Large Cap Growth ETF	0.60	8/31/28
Invesco Large Cap Value ETF	0.60	8/31/28
Invesco Leisure and Entertainment ETF	0.60	8/31/28
Invesco MSCI Global Timber ETF	0.55	8/31/28
Invesco MSCI Sustainable Future ETF	0.60	8/31/28
Invesco Next Gen Media and Gaming ETF	0.60	8/31/28
Invesco Oil & Gas Services ETF	0.60	8/31/28
Invesco Pharmaceuticals ETF	0.60	8/31/28
Invesco RAFI US 1000 ETF	0.39	8/31/28
Invesco RAFI US 1500 Small-Mid ETF	0.39	8/31/28
Invesco S&P 100 Equal Weight ETF	0.25	8/31/28
Invesco S&P 500 GARP ETF	0.39	8/31/28
Invesco S&P 500® Quality ETF	0.15	8/31/28
Invesco S&P 500 Value with Momentum ETF	0.39	8/31/28
Invesco S&P Global Water Index ETF	0.63	8/31/28
Invesco S&P Midcap Momentum ETF	0.39	8/31/28
Invesco S&P Midcap Quality ETF	0.25	8/31/28
Invesco S&P Midcap Value with Momentum ETF	0.39	8/31/28
Invesco S&P SmallCap Momentum ETF	0.39	8/31/28
Invesco S&P SmallCap Value with Momentum ETF	0.39	8/31/28
Invesco S&P Spin-Off ETF	0.60	8/31/28
Invesco Semiconductors ETF	0.60	8/31/28
Invesco Solar ETF	0.65	8/31/28
Invesco Ultra Short Duration ETF	0.27	8/31/28
Invesco Water Resources ETF	0.60	8/31/28
Invesco WilderHill Clean Energy ETF	0.60	8/31/28
Invesco Zacks Mid-Cap ETF	0.60	8/31/28
Invesco Zacks Multi-Asset Income ETF	0.60	8/31/28

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Principal Executive Officer & President

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Principal Executive Officer & President

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Principal Executive Officer & President

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Managing Director and Chief Executive Officer